Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-68940 and Form S-4 No. 333-114369) of our report dated February 5, 2004 (except for Notes 3 and 4, as to which the date is July 26, 2004), with respect to the consolidated financial statements of Simon Property Group, L.P. included in this Current Report on Form 8-K.

/s/ ERNST & YOUNG LLP
Indianapolis, Indiana October 1, 2004